UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2012

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On January 5, 2012, Ecova, Inc. (Ecova), an indirect subsidiary of Avista Corporation (Avista Corp.) announced the intent to acquire LPB Energy Management (LPB), a privately-held energy management company headquartered in Dallas, Texas.

The transaction is projected to close by January 31, 2012, to be funded by Ecova through an expansion of its credit facilities and an equity infusion from existing shareholders, and to be neutral to Ecova’s earnings in 2012. LPB had revenue of $18.4 million for the year ended December 31, 2010 and $15.0 million for the nine months ended September 30, 2011.

This Form 8-K contains forward-looking statements regarding the impact that LPB will have on Ecova’s earnings in 2012. Such statements speak only as of the date of that such statements are made and are subject to a variety of risks and uncertainties, many of which are beyond Avista Corp.’s control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include all of the factors discussed in Avista Corp.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: January 9, 2012	/s/ Mark T. Thies
Mark T. Thies Senior Vice President and Chief Financial Officer